Page 1 of 9 (All pages must be returned) Prudential FlexGuard® Income indexed variable annuity Single Premium Deferred Index-Linked and Variable Annuity Issued by Pruco Life Insurance Company (Pruco) Annuities Service Center P.O. Box 7960 Philadelphia, PA 19176 Tel 800.513.0805 Fax 800.207.7806 www.prudential.com Overnight, Certified, Registered Delivery: Annuities Service Center 2101 Welsh Road Dresher, PA 19025 1. OWNERSHIP INFORMATION A. TYPE OF OWNERSHIP - Select One ORD 310339 Natural Person(s) UGMA/UTMA Custodian Trust - (Submit the Certificate of Entity Ownership for Trusts form with this application.) B. OWNER C. JOINT OWNER - Not available if Owner is a Custodian or Trust or for Qualified Annuities. Joint Owner must be a natural person. Check here to designate the Joint Owners as each other’s Primary Beneficiary. U.S. Citizen Resident Alien/Citizen of: Male Female Social Security Number (all 9 digits required) Date of birth (mm/dd/yyyy) Address Same as Owner Name (First, Middle, Last, Suffix) Street address City State Zip Home phone Relationship to Owner U.S. Citizen Resident Alien/Citizen of: Male Female Social Security Number (all 9 digits required) or Tax ID Date of birth (mm/dd/yyyy) Name (First, Middle, Last, Suffix, Custodian or Trust) Street address City State Zip Home phone Mobile phone Email address D. ANNUITANT - Complete this Section if the Annuitant is different from the Owner or if the Owner is a Custodian or Trust. U.S. Citizen Resident Alien/Citizen of: Male Female Social Security Number (all 9 digits required) Date of birth (mm/dd/yyyy) Address Same as Owner Name (First, Middle, Last, Suffix) Street address City State Zip Home phone P-FGI-APP(10/21) Mobile phone Email address

Page 2 of 9 (All pages must be returned) ORD 310339P-FGI-APP(10/21) E. OPTIONAL OTHER ANNUITANT For Custodial IRA contracts your Optional Other Annuitant must be a Contingent Annuitant. For Non-Qualified contracts your Op- tional Other Annuitant must be a Joint Annuitant. 1. OWNERSHIP INFORMATION (continued) U.S. Citizen Resident Alien/Citizen of: Male Female Social Security Number (all 9 digits required) Date of birth (mm/dd/yyyy) Address Same as Owner Name (First, Middle, Last, Suffix) Street address City State Zip Home phone Relationship to Owner 2. BENEFICIARY INFORMATION • Select Primary or Contingent Beneficiary type for each beneficiary. The beneficiary type will be Primary if not selected. • Percentage for all Primary Beneficiaries must total 100%. Percentage for all Contingent Beneficiaries must total 100%. • For more than 3 beneficiaries, use section 6 to provide all information requested below for each beneficiary. • For Custodial IRA contracts, the Custodian must be listed as the sole Primary Beneficiary. Primary Contingent Social Security Number (all 9 digits required) or Tax ID Date of birth (mm/dd/yyyy) % Name (First, Middle, Last, Suffix, Custodian or Trust) Relationship Percentage Street address City State Zip Telephone Number Email address Primary Contingent Social Security Number (all 9 digits required) or Tax ID Date of birth (mm/dd/yyyy) % Name (First, Middle, Last, Suffix, Custodian or Trust) Relationship Percentage Street address City State Zip Telephone Number Email address Primary Contingent Social Security Number (all 9 digits required) or Tax ID Date of birth (mm/dd/yyyy) % Name (First, Middle, Last, Suffix, Custodian or Trust) Relationship Percentage Street address City State Zip Telephone Number Email address Trustee Name Date of Trust (mm/dd/yyyy) TRUSTEE NAME AND DATE OF TRUST REQUIRED ONLY IF A TRUST IS LISTED AS BENEFICIARY

Page 3 of 9 (All pages must be returned) ORD 310339P-FGI-APP(10/21) 3. ANNUITY INFORMATION A. TYPE OF CONTRACT TO BE ISSUED Required: Both the Owner Response and the Financial Professional Response columns must be completed. Owner Response Financial Professional Response Does the Owner have any existing individual life insurance policies or annuity contracts? YES NO YES NO Will this annuity replace or change any existing individual life insurance policies or annuity contracts? YES NO YES NO C. EXISTING COVERAGE AND REPLACEMENT QUESTIONS B. PURCHASE PAYMENT(S) 1If no year is indicated, contribution defaults to current tax year. Contributions cannot be attributed to the previous tax year after the annual Internal Revenue Service (IRS) tax deadline. Source of Funds Payment Type Qualified Non-Qualified Expected Amount Company Name (if applicable) Account Number (if applicable) Funds Enclosed w/ App Transfer/Exchange Form Provided Owner Requesting Funds Transfer 1035 Exchange Direct Rollover Contribution Rollover Contribution Tax Year1 _______ $ Funds Enclosed w/ App Transfer/Exchange Form Provided Owner Requesting Funds Transfer 1035 Exchange Direct Rollover Contribution Rollover Contribution Tax Year1 _______ $ Funds Enclosed w/ App Transfer/Exchange Form Provided Owner Requesting Funds Transfer 1035 Exchange Direct Rollover Contribution Rollover Contribution Tax Year1 _______ $ If you answered yes to either of these questions, you may be required to submit a state replacement form along with the application. Non-Qualified IRA Roth IRA SEP-IRA: Are you Self Employed? YES NO (For SEP-IRA, additional information is required in section 6.) Check here if multiple Purchase Payments will be received by Prudential (as a result of a transfer, exchange or rollover) and to authorize Prudential to delay issuance of your contract for the earlier of (a) 60 days or (b) until the number of expected Purchase Payments indicated below have been received. No interest will accrue on any Purchase Payments received before the issue date of your contract. Any subsequent Purchase Payments received after the 60th day or after the indicated number of expected Purchase Payments will require a new application. Total Expected Amount $ Total Number of Purchase Payments Expected

Page 4 of 9 (All pages must be returned) ORD 310339P-FGI-APP(10/21) 4. ALLOCATION OPTIONS - NOTE: ALL ELECTIONS MUST BE IN WHOLE PERCENTAGES, NOT DOLLARS Index Strategies Point to Point with Cap Rate Invesco QQQ ETF 1 Year 10% Buffer iShares® Russell 2000 ETF 1 Year 10% Buffer MSCI EAFE 1 Year 10% Buffer S&P 500® 1 Year 10% Buffer Invesco QQQ ETF 1 Year 15% Buffer iShares® Russell 2000 ETF 1 Year 15% Buffer MSCI EAFE 1 Year 15% Buffer S&P 500® 1 Year 15% Buffer S&P 500® 1 Year 100% Buffer iShares® Russell 2000 ETF 3 Year 10% Buffer MSCI EAFE 3 Year 10% Buffer iShares® Russell 2000 ETF 3 Year 20% Buffer MSCI EAFE 3 Year 20% Buffer S&P 500® 3 Year 10% Buffer S&P 500® 3 Year 20% Buffer iShares® Russell 2000 ETF 6 Year 20% Buffer MSCI EAFE 6 Year 20% Buffer S&P 500® 6 Year 20% Buffer Step Rate Plus MSCI EAFE 1 Year 5% Buffer S&P 500® 1 Year 5% Buffer S&P 500® 1 Year 10% Buffer Tiered Participation Rate iShares® Russell 2000 ETF 6 Year 5% Buffer MSCI EAFE 6 Year 5% Buffer S&P 500® 6 Year 5% Buffer MSCI EAFE 6 Year 10% Buffer S&P 500® 6 Year 10% Buffer We will only allow allocation to the Index Strategies on the Index Effective Date and on subsequent Index Anniversary Dates. Please see the prospectus for additional details. Percentages among the Index Strategies must total 100%. Total %

Page 5 of 9 (All pages must be returned) ORD 310339P-FGI-APP(10/21) 6. ADDITIONAL INFORMATION If needed for: • Beneficiaries (include Beneficiary’s full social security number, name, address, date of birth, relationship to the owner, the Beneficiary type (Primary or Contingent) and the applicable percentage.) • SEP-IRA (include Employer name, address and Employer Plan No.(if available).) • Interested Parties (include name, social security number, date of birth and address.) • Special Instructions 7. FINANCIAL PROFESSIONAL AUTHORIZATION Do you authorize your Financial Professional to perform Contract Maintenance and provide Allocation Instructions as defined in the Definitions and Disclosures? Yes No Perform Contract Maintenance Yes No Provide Allocation Instructions If not checked we will assume that your answers are “YES.” The contract owner can revoke this authorization by calling 800-513-0805. 5. INDEX LINKED VARIABLE INCOME BENEFIT You must elect the Index Linked Variable Income Benefit on a Single Protected Life or Joint Protected Lives basis. This election may be changed at any time prior to the start of income. I am electing the following version of the Benefit: Single Protected Life Joint Protected Lives If your spouse is listed as the Primary Beneficiary in Section 2, check this box to designate your spouse as the Joint Protected Life unless Jointly Owned OR For custodial accounts please provide the following information regarding the spouse. Name (First, Middle, Last) Male Female Date of birth (mm/dd/yyyy)

ALABAMA: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or who knowingly presents false information in an application for insurance is guilty of a crime and may be subject to restitution fines or confinement in prison, or any combination thereof. ALASKA: All statements and descriptions in an application for an insurance policy or annuity contract, or in negotiations for the policy or contract, by or in behalf of the insured or annuitant, shall be considered to be representations and not warranties. Misrepresentations, omissions, concealment of facts, and incorrect statements may not prevent a recovery under the policy or contract unless either (1) fraudulent; (2) material either to the acceptance of the risk, or to the hazard assumed by the insurer; or (3) the insurer in good faith would either not have issued the policy or contract, or would not have issued a policy or contract in as large an amount, or at the same premium or rate, or would not have provided coverage with respect to the hazard resulting in the loss, if the true facts had been made known to the insurer as required either by the application for the policy or contract or otherwise. ARIZONA: Upon written request an insurer is required to provide, within a reasonable time, factual information regarding the benefits and provisions of the annuity contract to the contract owner. If for any reason you are not satisfied with this contract, you may return it to us within 10 days (or 30 days for applicants 65 or older) of the date you receive it. All you have to do is take it or mail it to one of our offices or to the representative who sold it to you, and it will be canceled from the beginning. If this is not a variable contract, any monies paid will be returned promptly. If this is a variable contract, any monies paid will be returned promptly after being adjusted according to state law. COLORADO: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policy holder or claimant for the purpose of defrauding or attempting to defraud the policy holder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies. FLORIDA: Any person who knowingly and with intent to injure, defraud or deceive any insurer, files a statement of claim or an application containing any false, incomplete or misleading information is guilty of a felony of the third degree. GEORGIA, OREGON and VERMONT: — Any person who knowingly presents a materially false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law. KANSAS: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance may be guilty of insurance fraud as determined by a court of law and may be subject to fines and confinement in prison. KENTUCKY: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime. MAINE, TENNESSEE and WASHINGTON: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or a denial of insurance benefits. New Mexico: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to civil fines and criminal penalties. MARYLAND: Any person who knowingly or willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly or willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison. NEW JERSEY: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties. NORTH CAROLINA: North Carolina residents must respond to this question: Do you believe the annuity meets your financial objectives and anticipated future financial needs? Yes No OHIO: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud. OKLAHOMA: WARNING — Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony. PENNSYLVANIA: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties. VIRGINIA: Any person who, with the intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may have violated the state law. ALL OTHER STATES: Any person who knowingly and willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly and willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison. 8. IMPORTANT NOTICES, OWNER ACKNOWLEDGEMENTS AND SIGNATURE(S) To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions, including insurance companies, to obtain, verify, and record information that identifies each person who opens an account, including an application for an annuity contract. When you apply for an annuity contract, we ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see identifying documents. Page 6 of 9 (All pages must be returned) ORD 310339P-FGI-APP(10/21)

Page 7 of 9 (All pages must be returned) ORD 310339P-FGI-APP(10/21) 8. IMPORTANT NOTICES, OWNER ACKNOWLEDGEMENTS AND SIGNATURE(S) (continued) • This annuity is suitable for my investment time horizon, goals and objectives and financial situation and needs; and • I have received a current prospectus for this annuity; and • my contract will not be issued until the earlier of: 1) the date when the total number of Purchase Payments listed in section 3 have been received and 2) 60 days from the signature date. No interest will be credited on Purchase Payments held before the contract is issued; and • additional Purchase Payments will not be accepted once the contract has been issued; and • Index Strategy Rates I receive will be the Index Strategy Rates in effect on the Issue Date of my contract and may differ from the Index Strategy Rates in effect on the date I sign this application; and • The value of the contract may be affected by an external index, but the contract does not directly participate in any index; and • Income Withdrawals under the Index Linked Variable Income Benefit cannot begin until completion of the Waiting Period; and • Prudential may restrict Allocation Options available to me on the Income Effective Date and thereafter under the Index Linked Variable Income Benefit; and • The charge for the Index Linked Variable Income Benefit will reduce my Account Value and Index Strategy Base(s) by the percentage of the charge; and • If I take a Partial Withdrawal (Income Withdrawal or Excess Income), Surrender my Annuity, request a transfer, or annuitize my Annuity prior to completion of an Index Term, Prudential will use an Interim Value to determine the fair market value of my Index Strategy on the Valuation Day of the transaction; and • Annuity payments, benefits or surrender values, when based on the investment experience of the separate account allocation options, are variable and not guaranteed as to a dollar amount; and • If I have purchased another Non-Qualified Annuity from Pruco or an affiliated company this calendar year that they will be considered as one annuity for tax purposes. If I take a distribution from any of these contracts, the taxable amount of the distribution will be reported to me and the IRS based on the earnings in all such contracts purchased during this calendar year; and • The Annuity for which I am applying is not being purchased for speculation, arbitrage, viatication or any other type of collective investment scheme now or at any time prior to its termination; and • The Annuity for which I am applying may not be traded on any stock exchange or secondary market; and • I am not being compensated in any way for the purchase of the Annuity for which I am applying; and • To the best of my knowledge and belief the statements made in this application are true and complete. By signing below, I acknowledge and represent that I have read, understand, and agree to the following statements:

Page 8 of 9 (All pages must be returned) ORD 310339P-FGI-APP(10/21) 8. IMPORTANT NOTICES, OWNER ACKNOWLEDGEMENTS AND SIGNATURE(S) (continued) REQUIRED: State where this application was signed (If application is signed in a State other than the Owner’s State of Residence, a Contract Situs Form is required.) OWNER’S TAX CERTIFICATION (Substitute Form W-9) - To be completed only by U.S. persons (including U.S. citizens and resident aliens). If not a U.S. person, you are required to submit the applicable IRS Form W-8 series. Under penalties of perjury, I certify that the taxpayer identification number listed on this form is my correct SSN/EIN and I am a U.S. citizen or other U.S. person (including resident aliens). I further certify that I am exempt from backup withhold- ing and/or FATCA reporting unless I check the applicable box(es) below: I have been notified by the Internal Revenue Service that I am subject to backup withholding due to the failure to report all interest or dividends. Prudential is required to withhold income tax on any payments which include interest and dividends when the owner is subject to backup withholding. I am subject to the reporting requirements of the Foreign Account Tax Compliance Act (FATCA). The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. Owner Signature (or trustee or custodian, if applicable) Date of Signature (mm/dd/yyyy) Joint Owner Signature Date of Signature (mm/dd/yyyy) Annuitant Signature (if different from Owner) Date of Signature (mm/dd/yyyy) Joint / Contingent Annuitant Signature Date of Signature (mm/dd/yyyy) If signing on behalf of a custodian you must indicate your official title / position with the entity; if signing as a Trustee for a Trust, please provide the Trustee designation. SIGN HERE SIGN HERE SIGN HERE SIGN HERE TITLE (if any)

Page 9 of 9 (All pages must be returned) ORD 310339P-FGI-APP(10/21) 9. FINANCIAL PROFESSIONAL ACKNOWLEDGEMENTS AND SIGNATURE(S) FINANCIAL PROFESSIONAL STATEMENT I am authorized and/or appointed to sell this variable annuity. I have reviewed the training materials provided by Pruco. I have fully discussed and explained the variable annuity features and charges including restrictions to the Owner. I believe this variable annuity is suitable given the Owner’s investment time horizon, goals and objectives, and financial situation and needs. I represent that: (a) I have delivered current applicable prospectuses and any supplements for the variable annuity (which includes summary descriptions of the underlying investment options); and (b) have used only current Pruco approved sales material. I certify that I have truly and accurately recorded on this application the information provided by the applicant. I acknowledge that Pruco and its affiliates will rely on this statement. A. FINANCIAL PROFESSIONAL(S) USE ONLY Percentage % ID Number Telephone Number Email address Percentage % ID Number Telephone Number Email address Name (First, Middle, Last ) Name (First, Middle, Last ) B. BROKER/DEALER USE ONLY Name: FOR BROKER/DEALER USE ONLY Networking No. Annuity No. (If established) Financial Professional Signature Date of Signature (mm/dd/yyyy) Financial Professional Signature Date of Signature (mm/dd/yyyy) SIGN HERE SIGN HERE Commission Option A Commission Option B Commission Option C Please contact your home office for available Commission Options or with any questions.